                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================




                          ADVANCE HOLDING CORPORATION


                         -----------------------------



                  12.875% SENIOR DISCOUNT DEBENTURES DUE 2009



                         -----------------------------


                            -----------------------

                                   INDENTURE

                            -----------------------

                           DATED AS OF APRIL 15, 1998



                         -----------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    TRUSTEE

                         -----------------------------

                             CROSS-REFERENCE TABLE*


Trust Indenture
  Act Section                                               Indenture Section

310 (a)(1)....................................................           7.10
    (a)(2)....................................................           7.10
    (a)(3)....................................................           N.A.
    (a)(4)....................................................           N.A.
    (a)(5)....................................................           7.10
    (b).......................................................     7.03; 7.10
    (c).......................................................           N.A.
311 (a).......................................................           7.11
    (b).......................................................           7.11
    (c).......................................................           N.A.
312 (a).......................................................           2.05
    (b).......................................................          10.03
    (c).......................................................          10.03
313 (a).......................................................           7.06
    (b)(1)....................................................           7.06
    (b)(2)....................................................     7.06; 7.07
    (c).......................................................     7.06;10.02
    (d).......................................................           7.06
314 (a).......................................................     4.03;10.05
    (b).......................................................           N.A.
    (c)(1)....................................................          10.04
    (c)(2)....................................................          10.04
    (c)(3)....................................................           N.A.
    (d).......................................................           N.A.
    (e).......................................................          10.05
    (f).......................................................           N.A.
315 (a).......................................................           7.01
    (b).......................................................     7.05,10.02
    (c).......................................................           7.01
    (d).......................................................           7.01
    (e).......................................................           6.11
316 (a)(last sentence)........................................           2.09
    (a)(1)(A).................................................           6.05
    (a)(1)(B).................................................           6.04
    (a)(2)....................................................           2.13
    (b).......................................................           6.07
    (c).......................................................           N.A.
317 (a)(1)....................................................           6.08
    (a)(2)....................................................           6.09
    (b).......................................................           2.04
318 (a).......................................................          10.01
    (b).......................................................           N.A.
    (c).......................................................          10.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------



                                                                            PAGE
                                                                            ----

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.      Definitions.............................................    1
Section 1.02.      Other Definitions.......................................   15
Section 1.03.      Incorporation by Reference of Trust Indenture Act.......   16
Section 1.04.      Rules of Construction...................................   16

                                   ARTICLE 2
                                   THE NOTES


Section 2.01.      Form and Dating.........................................   17
Section 2.02.      Execution and Authentication............................   18
Section 2.03.      Registrar and Paying Agent..............................   19
Section 2.04.      Paying Agent to Hold Money in Trust.....................   19
Section 2.05.      Holder Lists............................................   19
Section 2.06.      Transfer and Exchange...................................   20
Section 2.07.      Replacement Notes.......................................   27
Section 2.08.      Outstanding Notes.......................................   28
Section 2.09.      Treasury Notes..........................................   28
Section 2.10.      Temporary Notes.........................................   28
Section 2.11.      Cancellation............................................   29
Section 2.12.      Defaulted Interest......................................   29
Section 2.13.      Record Date.............................................   29
Section 2.14.      Computation of Interest.................................   29
Section 2.15.      CUSIP Number............................................   29

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.      Notices to Trustee......................................   30
Section 3.02.      Selection of Notes to be Redeemed or Purchased..........   30
Section 3.03.      Notice of Redemption or Repurchase......................   30
Section 3.04.      Effect of Notice of Redemption or Repurchase............   31
Section 3.05.      Deposit of Redemption or Purchase Price.................   31
Section 3.06.      Notes Redeemed in Part..................................   32
Section 3.07.      Optional Redemption.....................................   32
Section 3.08.      Mandatory Redemption....................................   33
Section 3.09.      Repurchase Offers.......................................   33

                                                                                                  PAGE
                                                                                                  ----
                                                         ARTICLE 4
                                                         COVENANTS
Section 4.01.      Payment of Notes...............................................................  35
Section 4.02.      Maintenance of Office or Agency................................................  35
Section 4.03.      Commission Reports.............................................................  35
Section 4.04.      Compliance Certificate and Notices of Default..................................  36
Section 4.05.      Taxes..........................................................................  36
Section 4.06.      Stay, Extension and Usury Laws.................................................  37
Section 4.07.      Restricted Payments............................................................  37
Section 4.08.      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries......  40
Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred Stock.....................  40
Section 4.10.      Asset Sales....................................................................  43
Section 4.11.      Transactions With Affiliates...................................................  44
Section 4.12.      Liens..........................................................................  44
Section 4.13.      Offer to Purchase Upon Change of Control.......................................  44
Section 4.14.      Corporate Existence............................................................  45
Section 4.15.      Business Activities............................................................  45
Section 4.16.      Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.  46

                                                         ARTICLE 5
                                                        SUCCESSORS

Section 5.01.      Merger, Consolidation or Sale of Assets........................................  46
Section 5.02.      Successor Corporation Substituted..............................................  46

                                                         ARTICLE 6
                                                    DEFAULTS AND REMEDIES

Section 6.01.      Events of Default..............................................................  47
Section 6.02.      Acceleration...................................................................  48
Section 6.03.      Other Remedies.................................................................  49
Section 6.04.      Waiver of Defaults.............................................................  49
Section 6.05.      Control by Majority............................................................  49
Section 6.06.      Limitation on Suits............................................................  50
Section 6.07.      Rights of Holders of Notes to Receive Payme....................................  50
Section 6.08.      Collection Suit by Trustee.....................................................  50
Section 6.09.      Trustee May File Proofs of Claim...............................................  50
Section 6.10.      Priorities.....................................................................  51
Section 6.11.      Undertaking for Costs..........................................................  51

                                                         ARTICLE 7
                                                         TRUSTEE


Section 7.01.      Duties of Trustee..............................................................  52
Section 7.02.      Rights of Trustee..............................................................  53
Section 7.03.      Individual Rights of Trustee...................................................  53

                                                                                                  PAGE
                                                                                                  ----

Section 7.04.      Trustee's Disclaimer...........................................................  54
Section 7.05.      Notice of Defaults.............................................................  54
Section 7.06.      Reports by Trustee to Holders of the Notes.....................................  54
Section 7.07.      Compensation and Indemnity.....................................................  54
Section 7.08.      Replacement of Trustee.........................................................  55
Section 7.09.      Successor Trustee by Merger, etc...............................................  56
Section 7.10.      Eligibility; Disqualification..................................................  56
Section 7.11.      Preferential Collection of Claims Against Holding..............................  56

                                                         ARTICLE 8
                                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance.......................  57
Section 8.02.      Legal Defeasance and Discharge.................................................  57
Section 8.03.      Covenant Defeasance............................................................  57
Section 8.04.      Conditions to Legal or Covenant Defeasance.....................................  58
Section 8.05.      Deposited Money and U.S. Government Securities to be Held in Trust; Other
                   Miscellaneous Provisions.......................................................  59
Section 8.06.      Repayment to Holding...........................................................  59
Section 8.07.      Reinstatement..................................................................  60

                                                         ARTICLE 9
                                             AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.      Without Consent of Holders of the Notes........................................  60
Section 9.02.      With Consent of Holders of Notes...............................................  61
Section 9.03.      Compliance with Trust Indenture Act............................................  62
Section 9.04.      Revocation and Effect of Consents..............................................  62
Section 9.05.      Notation on or Exchange of Notes...............................................  62
Section 9.06.      Trustee to Sign Amendments, etc................................................  62

                                                         ARTICLE 10
                                                       MISCELLANEOUS

Section 10.01.     Trust Indenture Act Controls...................................................  63
Section 10.02.     Notices........................................................................  63
Section 10.03.     Communication by Holders of Notes with Other Holders of Notes..................  64
Section 10.04.     Certificate and Opinion as to Conditions Precedent.............................  64
Section 10.05.     Statements Required in Certificate or Opinion..................................  64
Section 10.06.     Rules by Trustee and Agents....................................................  65
Section 10.07.     No Personal Liability of Directors, Officers, Employees and Stockholders.......  65
Section 10.08.     Governing Law..................................................................  65
Section 10.09.     No Adverse Interpretation of Other Agreements..................................  65
Section 10.10.     Successors.....................................................................  65
Section 10.11.     Severability...................................................................  65
Section 10.12.     Counterpart Originals..........................................................  65
Section 10.13.     Table of Contents, Headings, etc...............................................  66


Section 10.14.      Benefits of Indenture..................................................    66

                                    EXHIBITS

     Exhibit A-1     FORM OF NOTE
     Exhibit A-2     FORM OF REGULATION S TEMPORARY GLOBAL NOTE
     Exhibit B-1     FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                     TRANSFER FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL
                     NOTE
     Exhibit B-2     FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                     TRANSFER FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL
                     NOTE
     Exhibit B-3     FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                     TRANSFER OF DEFINITIVE SENIOR SUBORDINATED NOTES
     Exhibit B-4     FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
                     TRANSFER FROM RULE 144A GLOBAL NOTE OR REGULATION S
                     PERMANENT GLOBAL NOTE TO DEFINITIVE SENIOR SUBORDINATED
                     NOTE
     Exhibit C       FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
                     INVESTOR


                                   SCHEDULES

     Schedule 4.11   AFFILIATE TRANSACTIONS

     INDENTURE, dated as of April 15, 1998 between Advance Holding Corporation ("Holding") and United States Trust Company of New York, as trustee (the "Trustee").

     Holding and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of Holding's 12.875% Senior Discount Debentures due 2009 (the "Senior Discount Notes") and the Exchange 12.875% Senior Discount Debentures due 2009 (the "Exchange Senior Discount Notes" and, together with the Senior Discount Notes, the "Notes"):


                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

 Section 1.01.   Definitions.

     "Accreted Value" means, as of any date of determination prior to April 15, 2003, with respect to any Note, the sum of (a) the initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Note, at a rate of 12.875% per annum, compounded semi-annually on each April 15 and October 15 from April 15, 2003 to the date of issuance) of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 12.875% per annum of the initial offering price of such Note, compounded semi-annually on each April 15 and October 15 from the date of issuance of the Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such acquisition, as the case may be.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

     "Asset Sale" means (i) the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of Holding and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture under Section
4.13 and/or the provisions of Section 5.01 hereto and not by the provisions of
Section 4.10), and (ii) the sale by Holding and the issue or sale by any of the Restricted Subsidiaries of Holding of Equity Interests of any of Holding's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million. Notwithstanding the foregoing, the term Asset Sale shall not include (i) a sale, conveyance or other disposition of assets or rights by Holding to a Wholly Owned Subsidiary of Holding or an entity that would become a Wholly Owned Subsidiary upon the consummation of such sale, conveyance or other disposition or by a Wholly Owned Subsidiary of Holding to Holding or to a Wholly Owned Subsidiary of Holding,
(ii) an issuance of Equity Interests by a Restricted Subsidiary of Holding to Holding or to a Wholly Owned Subsidiary of Holding, (iii) a Restricted Payment that is permitted by the covenant described in Section 4.07 of this Indenture,
(iv) the sale and leaseback of any assets within 270 days of the acquisition of such assets, (v) foreclosures on assets, (vi) the clearance of inventory, (vii) sales or dispositions of obsolete equipment or other assets in the ordinary course of business or (viii) the sale, conveyance or other disposition of accounts receivables and related assets customarily transferred in connection with a Qualified Receivables Transaction will not be deemed to be Asset Sales.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the board of directors of Holding or any authorized committee of such board of directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii), above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition and (vi) investments in funds investing at least 90% of its assets in investments of the types described in clauses (i) through (v) above.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" means the occurrence of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of Holding (measured by voting power rather than number of shares) or (B) any "person" (as defined above), other than the Principals and their Related Parties becomes the "beneficial owner" (as defined above) of more than 33 1/3% of the Voting Stock of Holding (measured by voting power rather than number of shares) and the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of Holding than such other "person", (ii) the first day on which a majority of the members of the Board of Directors of Holding are not Continuing Directors or (iii) Holding consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holding, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holding is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Holding outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person and (B) the "beneficial owners" (as defined above) of the Voting Stock of Holding immediately prior to such transaction own, directly or indirectly through one or more subsidiaries not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction.

     "Chase" means Chase Securities Inc.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Advance Stores Company, Incorporated, a Virginia corporation, and its permitted successors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries), plus
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of a prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash charge that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries, in each case, to the extent that such interest expense was deducted in computing such Consolidated Net Income, plus
(vi) (a) fees and expenses incurred in connection with the Recapitalization and deducted in the calculation of Consolidated Net Income and (b) bonuses paid to management and other employees of the Company and its subsidiaries in connection with, and substantially concurrently with, the Recapitalization in an amount not to exceed in the aggregate $11.5 million, minus (vii) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, except to the extent actually distributed to Holding or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holding who (i) was a member of such Board of Directors on the date hereof immediately after consummation of the Recapitalization or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors (or their successors).

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to Holding.

     "Credit Agent" means The Chase Manhattan Bank in its capacity as Administrative Agent for the lenders party to the New Credit Facility or any successor thereto or any person otherwise appointed.

     "Credit Facilities" means, with respect to Holding and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (other than a Qualified Receivables Transaction) or letters of credit and related security and collateral agreements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder; provided that such increase in borrowings is permitted under the covenant contained in Section 4.09 hereto or adding Restricted Subsidiaries of Holding as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means Notes that are in the form of Exhibit A-1 attached
                                                            -----------
hereto (but without including the text referred to in footnotes 1 and 3 thereto).

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.06 of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering of Equity Interests (other than Disqualified Stock) of Holding pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act, other than an offering pursuant to Form S-8 (or any successor thereto).

     "Euroclear" means Morgan Guaranty Trust Company of New York, the Brussels office, as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer by Holding to Holders to exchange Senior Discount Notes for Exchange Senior Discount Notes.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Senior Discount Notes" means Holding's 12.875% Senior Discount Debentures due 2009, which will be issued in exchange for Holding's Senior Discount Notes.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Recapitalization be included in Fixed Charges, and (iii) any interest expense on Indebtedness of another Person to the extent such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) (without duplication) (1) all dividends paid or accrued in respect of Disqualified Stock which are not treated as interest for tax purposes for such period and (2) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock of Holding), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Holding or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Holding or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (as determined in good faith by a responsible financial or accounting officer of Holding and approved by Holding's Board of Directors), and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and Consolidated Cash Flow shall reflect any pro forma expense or cost reductions relating to such discontinuance or disposition (as determined in good faith by a responsible financial or accounting officer of Holding and approved by Holding's Board of Directors), and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof; provided, however, that all reports and other financial information provided by Holding to the Holders, the Trustee and/or the Commission shall be prepared in accordance with generally accepted accounting principles, as in effect at the date of such report or such other financial information; provided, further, however, that if there are any differences between such principles and GAAP Holding shall provide a written explanation thereof.

     "Global Notes" means the Rule 144A Global Notes, the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes and any Notes exchanged for any of the foregoing in the Exchange Offer.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

     "Holder" means a Person in whose name a Note is registered.

     "Holding" means Advance Holding Corporation, the corporate parent of the Company, or its successors.

     "Indebtedness" means, with respect to any Person, any Obligation of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person to the extent such Indebtedness is so Guaranteed. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity

Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holding or any Restricted Subsidiary of Holding sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holding such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holding, Holding shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds an interest through a Participant.

     "Initial Purchasers" means DLJ and Chase.

     "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Holding or to the creditors of Holding, as such, or to the assets of Holding or (ii) any liquidation, dissolution, reorganization or winding up of Holding, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holding.

     "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Issue Date" means the date on which Notes are first issued and authenticated under this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Management Note" means any promissory note given by an employee of Holding or any Affiliate thereof as part of the purchase price for Equity Interests in the Company or in Holding.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by Holding or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Facility" means that certain credit facility with The Chase Manhattan Bank, as administrative agent, DLJ Capital Funding, Inc., as syndication agent, First Union National Bank, as documentation agent, and Chase Securities Inc., as advisor and arranger, pursuant to which a syndicate of lenders will lend to the Company up to $375.0 million in the form of senior secured credit facilities, consisting of (i) a $50.0 million senior secured delayed draw term loan facility, (ii) a $75.0 million senior secured delayed draw term loan facility, (iii) a $125.0 million Tranche B senior secured term loan facility, and (iv) a $125.0 million senior secured revolving credit facility.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither Holding nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holding or any of its Restricted Subsidiaries, including the stock of any Unrestricted Subsidiary.

     "Note Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

     "Obligations" means, with respect to any Indebtedness, any principal of, premium, if any, and interest on such Indebtedness and all other amounts, including without limitation, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, evidencing or securing any Indebtedness.

     "Offering" means the offer and sale of the Notes of Holding.

     "Offerings" means the Offering and the concurrent offering of the 10.25% Senior Subordinated Notes due 2008 by the Company pursuant to an offering memorandum dated as of April 7, 1998.

     "Offering Memorandum" means the Offering Memorandum dated April 7, 1998, relating to Holding's offering and placement of the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of Holding by two Officers of Holding, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holding, that meets the requirements of Section 10.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to Holding, any Subsidiary of Holding or the Trustee.

     "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment with the Notes.

     "Permitted Asset Swap" means any transfer of properties or assets by Holding or any of its Restricted Subsidiaries in which 80% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of such transferor; provided, that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of Holding, and in the event that the aggregate fair market value as so determined exceeds $2.5 million, evidenced by a board resolution, a copy of which shall be delivered to the Trustee) of the property or assets (including cash) being transferred by Holding or such Restricted Subsidiary, as the case may be, is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of Holding) of the property or assets (including cash) received by Holding or such Restricted Subsidiary, as the case may be, in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors of Holding) of all property or assets transferred by Holding and any of its Restricted Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $20 million.

     "Permitted Business" means the business conducted (or proposed to be conducted, including activities referred to as being contemplated by Holding, as described or referred to in the Offering Memorandum) by Holding and the Restricted Subsidiaries as of the Issue Date and any and all business that in the good faith judgment of the Board of Directors of Holding are reasonably related businesses, including reasonably related extensions or expansions thereof.

     "Permitted Investments" means (a) any Investment in Holding or in a Restricted Subsidiary of Holding; (b) any Investment in Cash and Cash Equivalents; (c) any Investment by Holding or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Holding or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holding or a Restricted Subsidiary of Holding; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereto or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holding; (f) Hedging Obligations entered into in the ordinary course of Holding's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (g) loans and advances to employees and officers of Holding and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1 million at any one time outstanding; (h) Management Notes in an aggregate amount not to exceed $3 million at any one time outstanding; (i) Investments received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of customers or other third parties; and (j) additional Investments not to exceed $15.0 million at any one time outstanding.

     "Permitted Liens" means (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (ii) Liens on assets of Restricted Subsidiaries securing Indebtedness of Restricted Subsidiaries permitted to be incurred under this Indenture; (iii) Liens securing the Notes; (iv) Liens in favor of Holding or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of Holding; (v) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions hereof, provided, however, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Holding or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (vi) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which Holding or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, indemnity, surety, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (ix) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgement shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Holding or any of its Restricted Subsidiaries; (xi) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xii) Liens securing Capital Lease Obligations and Indebtedness incurred in accordance with Section 4.09 hereof; provided, however, that (A) the Indebtedness shall not exceed the cost (including installation and delivery charges and related sales taxes) of such property or assets being acquired, remodeled or constructed and shall not be secured by any property or assets of Holding or any Restricted Subsidiary of Holding other than the property or assets of Holding or any Restricted Subsidiary of Holding other than the property and assets being acquired, remodeled or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or the completion of such construction or remodeling; (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xiv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Holding or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvi) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xvii) Liens securing Acquired Debt incurred in accordance with Section 4.09 hereof; provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by Holding or a Restricted Subsidiary of Holding and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by Holding or a Restricted Subsidiary of Holding and (B) such Liens do not extend to or cover any property or assets of Holding or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of Holding or a Restricted Subsidiary of Holding and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by Holding or a Restricted Subsidiary of Holding; (xviii) leases or subleases granted to others not interfering in any material respect with the business of Holding or its Restricted Subsidiaries; (xix) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Holding or any Restricted Subsidiary in the ordinary course of business; (xx) Liens arising from filing Uniform Commercial Code financing statements as a precautionary matter with respect to leases; and (xxi) Liens on accounts receivable and any asset related thereto in connection with a Qualified Receivables Transaction.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Holding or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of Holding or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded;
(iii) if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Holding or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Principals" means Freeman Spogli & Co. Incorporated.

     "Private Placement Legend" means the legend initially set forth on the Senior Discount Notes in the form set forth in Section 2.06(g) hereof.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Holding or any Restricted Subsidiary pursuant to which Holding or any Restricted Subsidiary may sell, convey or otherwise transfer to any Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holding or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Recapitalization" shall have the meaning set forth in the Offering Memorandum.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among Holding and the Initial Purchasers.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Notes" means the Regulation S Temporary Global Notes or the Regulation S Permanent Global Notes as applicable.

     "Regulation S Permanent Global Notes" means the permanent global notes that do not contain the paragraphs referred to in footnote 1 to the form of Note attached hereto as Exhibit A-2 and that are deposited with and registered in the
                   -----------
name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Notes" means the temporary global notes that contain the paragraphs referred to in footnote 1 to the form of Note attached hereto as Exhibit A-2 and that are deposited with and registered in the name of
          -----------
the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

     "Related Party" with respect to any Principal means (A) any controlling stockholder or a majority (or more) owned Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal, or (B) any fund, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest that consists of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in the Rule 144A Global Note or the Regulation S Global Note.

     "Restricted Broker Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Restricted Global Notes" means the Rule 144A Global Notes and the Regulation S Global Notes, all of which shall bear the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of Holding other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Notes" means the permanent global notes that contain the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is
                                                      -----------
deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Discount Notes" means Holding's 12.875% Senior Discount Debentures due 2009.

     "Senior Subordinated Note Indenture" means the Indenture dated as of the date hereof among the Company, LARALEV, Inc., as a subsidiary guarantor, and the Trustee.

     "Senior Subordinated Notes" means the Company's 10.25% Senior Subordinated Notes due 2008.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (including any scheduled sinking fund payment), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Tax Sharing Agreement" means, the tax sharing agreement among Holding, the Company and any one or more of Holding's subsidiaries, as amended from time to time, so long as the method of calculating the amount of Holding's (or any Restricted Subsidiary's) payments, if any, to be made thereunder is not less favorable to Holding than as provided in such agreement as in effect on the Issue Date, as determined in good faith by the Board of Directors of Holding.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as amended, as in effect on the date hereof.

     "Transfer Restricted Securities" means Notes or beneficial interests therein that bear or are required to bear the Private Placement Legend.

     "Trustee" means United States Trust Company of New York until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

     "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary of Holding that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, a copy of which shall be delivered to the Trustee; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holding or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holding or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holding; (c) is a Person with respect to which neither Holding nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holding or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with a Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted hereunder. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holding as of such date. The Board of Directors of Holding may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of Holding of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted to be incurred or issued under this Indenture and (ii) no Default or Event of Default would exist following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


Section 1.02.  Other Definitions.

                                                         Defined in
     Term                                                 Section
     "Affiliate Transaction"............................... 4.11
     "Asset Sale Offer".................................... 4.10
     "Asset Sale Offer Triggering Event"................... 4.10
     "Change of Control Offer"............................. 4.13
     "Change of Control Payment"........................... 4.13
     "Change of Control Payment Date"...................... 4.13
     "Covenant Defeasance"................................. 8.03
     "Custodian"........................................... 6.01
     "DTC"................................................. 2.03
     "Event of Default".................................... 6.01
     "Excess Proceeds"..................................... 4.10
     "incur"............................................... 4.09



     "Legal Defeasance".................................... 8.02
     "Offer Amount"........................................ 3.09
     "Offer Period"........................................ 3.09
     "Pari Passu Indebtedness"............................. 4.10
     "Paying Agent"........................................ 2.03
     "Payment Default"..................................... 6.01
     "Permitted Debt"...................................... 4.09
     "Purchase Date"....................................... 3.09
     "Registrar"........................................... 2.03
     "Repurchase Offer".................................... 3.09
     "Restricted Payments"................................. 4.07

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means Holding and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it herein;

     (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2 attached hereto. The
                             -----------     -----------
Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and Holding and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with a custodian of the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by Holding and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by Holding and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Notes (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from Holding certifying as to the same matters covered in clause (i) above. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Notes. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

     Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply to Rule 144A Global Notes and Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

     Holding shall execute and the Trustee shall, in accordance with this
Section 2.01(b) and Section 2.02, authenticate and deliver the Global Notes that
(i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by Holding, the Trustee and any agent of Holding or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Holding, the Trustee or any agent of Holding or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

          (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including
                             -----------
the text referred to in footnotes 1 and 3 thereto).

Section 2.02.  Execution and Authentication.

     One Officer of Holding shall sign the Notes for Holding by manual or facsimile signature. Holding's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer of Holding whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1 or Exhibit A-2 hereto.
                                 -----------    -----------

     The Trustee shall, upon a written order of Holding signed by an Officer of Holding, authenticate Notes for up to $112,000,000 in aggregate principal amount of Notes. The aggregate principal amount at Stated Maturity of Notes outstanding at any time shall not exceed such amount except as provided in
Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to Holding to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holding or an Affiliate of Holding.

Section 2.03.  Registrar and Paying Agent.

     Holding shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. Holding may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Holding may change any Paying Agent or Registrar without notice to any Holder. Holding shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Holding fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holding or any of its Subsidiaries may act as Paying Agent or Registrar.

     Holding initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     Holding initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. Holding initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

     Holding shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by Holding in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holding at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holding or a Subsidiary) shall have no further liability for the money. If Holding or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.01(vii) or (viii) hereof, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, Holding shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Holding shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

  (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto
                                                           -----------
       given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

  (ii) Regulation S Global Note to Rule 144A Global Note. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of

       (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner
                                  -----------
       of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States,
       (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and a certificate in the form of Exhibit C attached hereto and, if such
                                    ---------
       transfer is in respect of an aggregate principal amount at Stated
       Maturity of less than $250,000, an Opinion of Counsel acceptable to Holding that such transfer is in compliance with the Securities Act or
       (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to Holding and to the Registrar and in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

     (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

     (i) in the case of Definitive Notes that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

         (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to Holding or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or
             -----------

         (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);
                                                            -----------
             or

         (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);
                                                  -----------

         (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit
                                                                        -------
             B-3 hereto), a certification substantially in the form of Exhibit
             ---                                                       -------
             C hereto, and, if such transfer is in respect of an aggregate
             -
             principal amount of Notes of less than $250,000, an Opinion of Counsel acceptable to Holding that such transfer is in compliance with the Securities Act; or

         (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an
                                                  -----------
             Opinion of Counsel from such Holder or the transferee reasonably acceptable to Holding and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

(c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a Definitive Note.

    (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a

               Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the
                   Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);
                                             -----------

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);
                                             -----------

               (C) if such beneficial interest is being transferred to an
                   Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if Holding so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and a
                                                 -----------
                   certificate from the applicable transferee (in substantially the form of Exhibit C hereto); or
                               ---------

               (D) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto)
                                                            -----------
                   and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to Holding and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, Holding shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

    (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (g) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e) Transfer and Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.

     (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies Holding that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by Holding within 90 days after delivery of such notice; or

          (ii) Holding, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then Holding shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g)  Legends.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
              (iv), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend (the "Private Placement Legend") in substantially the following form:

                    THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HOLDING OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS

                    RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAT $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a
                   Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                   (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and
                   -----------

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                   (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4
                   hereto).                                         -----------

         (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to Holding and the Registrar in form and substance reasonably acceptable to Holding and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a
                   Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                   (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

          (iv) Notwithstanding the foregoing, upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, Holding shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the Restricted Beneficial Interests tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Notes or (z) Persons who are affiliates (as defined in Rule 144) of Holding and accepted for exchange in the Exchange Offer and (ii) Definitive Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. The Trustee shall be entitled to rely upon the authentication order when authenticating the Notes without any obligation to verify that the restrictions in the preceding sentence have been complied with. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and Holding shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (v) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

          "FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $535.86, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,236.64, THE ISSUE DATE IS APRIL 15, 1998 AND THE YIELD TO MATURITY IS 12.875% PER ANNUM."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction but any failure to make such an endorsement shall not affect the reductions.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, Holding shall execute and the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but Holding may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.13 and 9.05 hereto).

          (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Holding, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Holding may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor Holding shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or Holding and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, Holding shall issue and the Trustee, upon the written order of Holding signed by an Officer of Holding, shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or Holding, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Holding to protect Holding, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Holding and the Trustee may charge for their expenses (including reasonable attorney's fees and expenses) and any amount sufficient to cover any tax or other governmental charge that may be imposed in connection with replacing a Note.

     Every replacement Note is an additional obligation of Holding and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Holding or an Affiliate of Holding holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Holding or its Affiliates) in trust or set aside and segregated in trust by Holding or one of its Subsidiaries (if Holding or one of its Subsidiaries shall act as Paying Agent) for the Holders of such Notes shall be deemed to be no longer outstanding on and after the date for such payment or redemption and shall cease to accrue interest; provided, that Holding shall first have delivered to the Trustee an Officers' Certificate (i) stating the amount of money so set aside or segregated in trust and (ii) designating the account into which such money has been so set aside or segregated.

Section 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Holding, or by any Affiliate of Holding shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not Holding or any other obligor upon the Notes or any Affiliate of Holding or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by Holding or an Affiliate of Holding pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10.  Temporary Notes.

     Until Definitive Notes are ready for delivery, Holding may prepare and the Trustee shall authenticate temporary Notes upon a written order of Holding signed by an Officer of Holding. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that Holding considers appropriate for temporary Notes. Without unreasonable delay, Holding shall prepare and the Trustee shall upon receipt of a written order of Holding signed by an Officer authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     Holding at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which Holding may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, Holding may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to Holding, unless by a written order, signed by an Officer of Holding, Holding shall direct that cancelled Notes be returned to it.

Section 2.12.  Defaulted Interest.

     If Holding defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. Holding shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, Holding (or the Trustee, in the name and at the expense of Holding) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided for in Section 6.01(i) hereof shall be paid to the Holders of the Notes as of the regular record date for the interest payment date for which interest has not been paid.

Section 2.13.  Record Date.

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316 (c).

Section 2.14.  Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.15.  CUSIP Number.

     Holding in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. Holding shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If Holding elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     If Holding is required to make an offer to purchase Notes pursuant to
Section 4.10 or 4.13 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) and further setting forth a statement to the effect that (a) Holding or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

Section 3.02.  Selection of Notes to be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or repurchased at any time, selection of Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 principal amount at Stated Maturity or less shall be redeemed or repurchased in part. Notices of redemption or repurchase shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date or repurchase date to each Holder of Notes to be redeemed or repurchased at its registered address. Notices of redemption or repurchase may not be conditional. If any Note is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Note in principal amount equal to the unredeemed or unpurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption date or repurchase date, the Notes will cease to accrete in value or interest and Liquidated Damages, if any, will cease to accrue on Notes or portions of them called for redemption or repurchase unless Holding defaults in making the redemption or repurchase payment.

Section 3.03.  Notice of Redemption or Repurchase.

     At least 30 days but not more than 60 days before a redemption date or repurchase date, Holding shall mail or cause to be mailed by first class mail, a notice of redemption or notice of repurchase to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date or repurchase date, as the case may be;

          (2) the redemption price or repurchase price, as the case may be, for the Notes and accrued and unpaid interest, and Liquidated Damages, if any;

          (3) if any Note is being redeemed or repurchased in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

          (4)  the name and address of the Paying Agent;

          (5) that Notes called for redemption or repurchase must be surrendered to the Paying Agent to collect the redemption price or repurchase price, as the case may be;

          (6) that, unless Holding defaults in making such payment on and after the redemption date or repurchase date, as the case may be, with respect to the Notes called for redemption or repurchase, as the case may be, such Notes will cease to accrete in value or interest and Liquidated Damages, if any, on such Notes shall cease to accrue;

          (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At Holding's request, the Trustee shall give the notice of redemption or notice of repurchase in Holding's name and at Holding's expense; provided, however, that Holding shall have delivered to the Trustee, at least 45 days prior to the redemption date or repurchase date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption or repurchase of any other Note.

Section 3.04.  Effect of Notice of Redemption or Repurchase.

     Once notice of redemption or notice of repurchase is mailed in accordance with Section 3.03 hereof, Notes called for redemption or repurchase, as the case may be, become irrevocably due and payable on the redemption date at the redemption price or repurchase date at the repurchase price, as the case may be, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. Any such notice may not be conditional.

Section 3.05.  Deposit of Redemption or Purchase Price.

     On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.13, Holding shall deposit with the Trustee or with the Paying Agent (or, if Holding or any of its Subsidiaries is Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to Holding upon its written request any money deposited with the Trustee or the Paying Agent by Holding in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

     If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if Holding has deposited with the Trustee or Paying Agent (or, if Holding or any of its Subsidiaries is Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date the Notes or portions of Notes called for redemption or tendered for repurchase and not withdrawn shall cease to accrete in value or interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered), as applicable. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Holding to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Liquidated Damages, if any, from the redemption or purchase date until such principal and Liquidated Damages, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, Holding shall issue and, upon Holding's written request, the Trustee shall authenticate for the Holder at the expense of Holding a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

     (a) Except as set forth in the Section 3.07(b), the Notes will not be redeemable at Holding's option prior to April 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of Holding, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:



          YEAR                                     PERCENTAGE
          2003....................................   106.438%
          2004....................................   104.292%
          2005....................................   102.146%
          2006 and thereafter.....................   100.000%

     (b) Notwithstanding the foregoing, at any time on or prior to April 15, 2001, Holding may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the principal amount at Stated Maturity of Notes originally issued at a redemption price equal to 112.875% of the Accreted Value thereof, plus Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Equity Offerings; provided that, in each case, at least 65% of the aggregate principal amount at Stated Maturity of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

Section 3.08.  Mandatory Redemption.

     Except as set forth under Sections 3.09, 4.10 and 4.13 hereof, Holding shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Repurchase Offers.

     In the event that Holding shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Asset Sale," or pursuant to Section 4.13 hereof, a "Change of Control Offer," Holding shall follow the procedures specified below.

     A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless Holding is not required to make such offer pursuant to the last paragraph of Section 4.13 hereof) or an Asset Sale Offer Triggering Event (as defined in Section 4.10), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), Holding shall purchase the principal amount of Notes required to be purchased pursuant to
Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.13 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

     Upon the commencement of a Repurchase Offer, Holding shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale Offer Triggering Event, as the case may be, and shall state:

     (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.13 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any, or to accrete in value;

     (d) that, unless Holding defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, or to accrete in value, as applicable, after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, duly completed, or transfer by book-entry transfer, to Holding, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

     (f) that Holders shall be entitled to withdraw their election if Holding, the Depositary or the Paying Agent, as the case may be, receives, not later than three Business Days prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, Holding shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holding so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before 10:00 a.m. (New York City time) on each Purchase Date, Holding shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to an aggregate principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, Holding shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount in aggregate principal amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by Holding in accordance with the terms of this Section 3.09. Holding, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by Holding for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date, and Holding shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by Holding to the Holder thereof. So long as no Default has occurred and is continuing, any money earned on funds held in trust by the Trustee or any Paying Agent and any excess or remaining funds that may exist following the termination of the Offer Period shall be promptly remitted to the Company. If any such excess or remaining funds shall be held by the Company or any of its Subsidiaries in trust, in its capacity as Paying Agent, then, so long as no Default has occurred and is continuing, such funds shall be discharged from such trust and, thereafter, Holders entitled to such funds must look to the Company as a general creditor.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

     Holding shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Holding shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium and Liquidated Damages, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent if other than Holding or a Subsidiary thereof holds, as of 10:00 a.m. (New York City time) money deposited by Holding in immediately available funds and designated for and sufficient to pay all such principal, premium and Liquidated Damages, if any, and interest, then due.

     Holding shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy
Law) on overdue principal (or Accreted Value, if applicable) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy
Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

     Holding shall maintain in the Borough of Manhattan, The City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Holding in respect of the Notes and this Indenture may be served. Holding shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holding shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     Holding may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holding of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Holding shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Holding hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holding in accordance with Section 2.03 hereof.

Section 4.03.  Commission Reports.

     From and after the earlier of the effective date of the Exchange Offer Registration Statement or the effective date of the Shelf Registration Statement, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Holding shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holding were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Holding and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Holding's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holding were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations (the "Required Filing Dates"). In addition, whether or not required by the rules and regulations of the Commission, at any time after the consummation of the Exchange Offer contemplated by the Registration Right Agreement, Holding shall file a copy of all such information and reports with the Commission for public availability by the Required Filing Dates (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, at all times that the Commission does not accept the filings provided for in the preceding sentence, Holding has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, promptly after each Required Filing Date, but in any event no later than 15 days following any such Required Filing Date.

     Holding shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by Holding and at Holding's expense, the Trustee will deliver such reports to the Holders under this Section 4.03.

Section 4.04.  Compliance Certificate and Notices of Default.

     Holding shall deliver to the Trustee, within 90 days after the end of each fiscal year and on or before 45 days after the end of the first, second and third fiscal quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of Holding and its Subsidiaries during the preceding fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such fiscal year or fiscal quarter, as the case may be, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on Holding's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holding is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or Liquidated Damages, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action Holding is taking or proposes to take with respect thereto.

     Holding shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Holding is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

     Holding shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

Section 4.06.  Stay, Extension and Usury Laws.

     Holding covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holding (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

     From and after the date hereof Holding shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Holding's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such dividend, distribution or other payment made as a payment in connection with any merger or consolidation involving Holding), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holding or dividends or distributions payable to Holding or any Wholly Owned Subsidiary of Holding; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption or other acquisition or retirement for value made as a payment in connection with any merger or consolidation involving Holding) any Equity Interests of Holding or any Restricted Subsidiary (other than any such Equity Interests owned by Holding or any Restricted Subsidiary of Holding); (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of principal at Stated Maturity in the applicable amounts so required; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and immediately after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Holding would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holding and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
     (ii), (iii), (v), (vi) and (viii) of the next succeeding paragraph), is less than the sum (without duplication) of (i) 50% of the Consolidated Net Income of Holding for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Holding's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by Holding from the issue or sale subsequent to the Issue Date of Equity Interests of Holding (other than Disqualified Stock) or of Disqualified Stock or debt securities of Holding that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of Holding and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) with respect to any Restricted Investment that was made after the Issue Date (A) to the extent that such Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investments and (B), without duplication of any amount included in Consolidated Net Income, 100% of any cash dividends or other cash distributions received in respect of such Restricted Investment, plus (iv) to the extent not otherwise included in clause (iii) above, 100% of the net cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person following the Issue Date), plus (v) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the fair market value of such Subsidiary or (y) the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by Holding and its Restricted Subsidiaries, plus (vi) $10.0 million.

     The foregoing provisions will not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Holding or any Restricted Subsidiary in exchange for, or in an amount not in excess of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holding) of, other Equity Interests of Holding (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition and any Net Income resulting therefrom shall be excluded from clauses (c)(i) and (c)(ii) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or in an amount not in excess of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

          (iv) so long as no Default or Event of Default shall have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holding or any Restricted Subsidiary of Holding, held by any member of Holding's (or any of its subsidiaries') management, employees, directors or consultants pursuant to any management, employee, director or consultant equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (A) $3.0 million and (B) the aggregate cash proceeds received by Holding from any issuance of Equity Interests by Holding to members of management, employees, directors or consultants of Holding and its subsidiaries (provided that the cash proceeds referred to in this clause (B) shall be excluded from clause (c)(ii) of the preceding paragraph); provided, further, that Management Notes may be forgiven or returned without regard to the limitation set forth above and the forgiveness or return thereof shall not be treated as Restricted Payments for purposes of determining compliance with such limitation;

          (v) the payment of any dividend (or the making of a similar distribution or redemption) by a Restricted Subsidiary of Holding to the holders of its common Equity Interests on a pro rata basis;

          (vi) (A) payments required to be made under the Tax Sharing Agreement or (B) distributions made by Holding on the date of this Indenture, the proceeds of which are utilized solely to consummate the Recapitalization;

          (vii) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Holding or any Restricted Subsidiary issued after the date of this Indenture in accordance with the covenant contained in Section 4.09 hereof; and

          (viii) the purchase or redemption of subordinated indebtedness pursuant to a change of control of provision contained in the indenture or other governing instrument relating thereto; provided, however, that (A) no offer or purchase obligation may be triggered in respect of such Indebtedness unless a corresponding obligation also arises for the Notes and (B) in all events, no repurchase or redemption of such Indebtedness may be consummated unless and until Holding shall have satisfied all repurchase obligations with respect to any required purchase offer made with respect to the Notes.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by Holding and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holding or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon a fairness opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Holding shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.07 were computed, together with a copy of any fairness opinion or appraisal, if any, required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     Holding shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to Holding or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Holding or any of its Restricted Subsidiaries, (ii) make loans or advances to Holding or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Holding or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the New Credit Facility, (b) the Senior Subordinated Notes and the Senior Subordinated Note Indenture, as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility or the Senior Subordinated Notes, as the case may be, as in effect on the date hereof, (c) this Indenture and the Notes, (d) applicable law or any applicable rule, regulation or order, (e) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by Holding or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was created or entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (f) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with industry practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (f) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets containing customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (j) customary restrictions in security agreements or mortgages securing Indebtedness of Holding or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     Holding shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that Holding will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or Disqualified Stock other than to Holding or another Restricted Subsidiary; provided, however, that Holding or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if (i) the Fixed Charge Coverage Ratio for Holding's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.0 commencing on the Issue Date and at any time thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued or in the case of any Restricted Subsidiary, such preferred stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) no Default or Event of Default will have occurred or be continuing or would occur as a consequence thereof, provided further, that prior to the second anniversary of the Issue Date, the Company and its Restricted Subsidiaries may incur Indebtedness permitted to be incurred pursuant to the Senior Subordinated Note Indenture.

     Holding shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of Holding unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of Holding shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Holding solely by virtue of being unsecured.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by Holding and the Restricted Subsidiaries of Indebtedness under the Credit Facilities and any Guarantees thereof; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holding and the Restricted Subsidiaries for reimbursement of drawings that may be made thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed at any time (A) with respect to the term loan portion of such Credit Facilities, $125 million in an aggregate principal amount and (B) with respect to the revolving credit facility and deferred term loan portion of such Credit Facilities, an aggregate principal amount equal to the greater of fifty percent of the amount of inventory shown on the consolidated balance sheet of Holding for the then most recently ended fiscal quarter and $250 million less, in the case of clause (A) or (B), the aggregate principal of all principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to such Credit Facilities or in accordance with Section 4.10;

      (ii) the incurrence by Holding of Indebtedness represented by the Notes and the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Notes and any Guarantee thereof;

     (iii) the incurrence by Holding or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or other obligations, in each case incurred for the purpose of financing all or any part of the acquisition cost or cost of construction, remodeling or improvements of assets or property used in the business of Holding or any Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

     (iv) other Indebtedness of Holding and its Restricted Subsidiaries outstanding on the Issue Date;

     (v) the incurrence by Holding or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to exist or be incurred;

     (vi) the incurrence by Holding or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holding and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, that
(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Holding or a Wholly

Owned Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by Holding or such Restricted Subsidiary, as the case may be;

     (vii) the incurrence by Holding or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (ii) the value of foreign currencies purchased or received by Holding or any Restricted Subsidiary in the ordinary course of business;

     (viii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Holding or any Restricted Subsidiary in the ordinary course of business;

     (ix) Indebtedness arising from guarantees of Indebtedness of Holding or any Restricted Subsidiary or the agreements of Holding or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of Holding in good faith) actually received by Holding and its Restricted Subsidiaries in connection with such disposition;

     (x) the guarantee by Holding or any of the Restricted Subsidiaries of Indebtedness of Holding or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

     (xi) the incurrence by Holding or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

     (xii) Indebtedness incurred in connection with a Qualified Receivables Transaction except to the extent that such Indebtedness is recourse to Holding or any other Restricted Subsidiary of Holding; and

     (xiii) the incurrence by Holding or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
(xiii), not to exceed $25.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Holding shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 4.10.  Asset Sales.

     Holding shall not, and shall not permit any of its Restricted Subsidiaries to, engage in or consummate an Asset Sale unless (i) Holding (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined by the Board of Directors in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration therefor received by Holding or such Restricted Subsidiary is in the form of cash or Cash Equivalents other than in the case where Holding or such Restricted Subsidiary is undertaking a Permitted Asset Swap; provided that the amount of (x) any liabilities (as shown on Holding's or such Restricted Subsidiary's most recent balance sheet), of Holding or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary agreement that releases Holding or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by Holding or any such Restricted Subsidiary from such transferee that are converted within 15 days by Holding or such Restricted Subsidiary into cash (to extent of the cash received) shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Holding or its Restricted Subsidiaries may apply such Net Proceeds, at its option, (a) to repay Indebtedness of a Restricted Subsidiary of Holding, or (b) to the investment in, or the making of a capital expenditure or the acquisition of, other property or assets in each case used or useable in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the investment in or acquisition by Holding or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary, or
(c) a combination of the uses described in clauses (a) and (b). Pending the final application of any such Net Proceeds, Holding or its Restricted Subsidiaries may temporarily reduce Indebtedness of a Restricted Subsidiary of Holding or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales, that are not applied or invested as provided in the first sentence of this paragraph within the 360-day period after receipt of such Net Proceeds will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Asset Sale Offering Triggering Event"), Holding will be required to make an offer to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchase of Notes prior to April 15, 2003, at a purchase price equal to 100% of the Accreted Value thereof plus Liquidated Damages, if any, as of the date of repurchase), in accordance with the procedures set forth in Section 3.09 hereof or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount at Stated Maturity of Notes (or Accreted Value, as the case may be) and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holding or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount at Stated Maturity of Notes (or Accreted Value, as the case may be) and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Transactions With Affiliates.

     Holding shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) the terms of such Affiliate Transaction are fair and reasonable to Holding or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by Holding or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties and (ii) Holding delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed Affiliate Transactions: (v) certain leases and other arrangements of the Company in effect on the Issue Date and specified in Schedule 4.11 to this Indenture, (w) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by Holding or any of its Restricted Subsidiaries in the ordinary course of business of Holding or such Restricted Subsidiary to or with the officers, directors or employees of Holding or its Restricted Subsidiaries, (x) transactions between or among Holding and/or its Restricted Subsidiaries, (y) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of this Indenture described in
Section 4.07 and (z) sales of Capital Stock (other than Disqualified Stock) of Holding, when such sales are exclusively for cash.

Section 4.12.  Liens.

     Holding shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom for purposes of securing Indebtedness, except Permitted Liens, unless the Obligations due hereunder and the Notes are secured by a Lien on such property, assets or proceeds on an equal and ratable basis (or on a senior basis, in the case of Indebtedness subordinate in right of payment to the Notes), with the Obligations so secured, so long as such Obligations are secured.

Section 4.13.  Offer to Purchase Upon Change of Control.

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require Holding to repurchase all or any part (equal to $1,000 principal amount at Stated Maturity or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase or, in the case of repurchase of Notes prior to April 15, 2003, at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase plus Liquidated Damages, if any, (the "Change of Control Payment"). Within 30 days following any Change of Control, Holding shall mail, or cause to be mailed, a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable law, rules and regulations) and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.09 hereof and described in such notice. Holding will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof relating to such Change of Control Offer, Holding will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described hereof by virtue thereof.

     On the Change of Control Payment Date, Holding shall, to the extent lawful,
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Holding. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof. Holding will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

     Holding will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by Holding and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.14.  Corporate Existence.

     Subject to Section 4.13 and Article 5 hereof, as the case may be, Holding shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of Holding or any such Subsidiary and the rights (charter and statutory), licenses and franchises of Holding and its Subsidiaries; provided that Holding shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of Holding shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holding and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Business Activities.

     Holding shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage to a substantial extent in any business other than a Permitted Business.

Section 4.16. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

     Holding will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, transfer, convey, lease, sell or otherwise dispose of any shares (other than directors' qualifying shares) of Capital Stock of a Restricted Subsidiary to any Person, except (i) to Holding or a Wholly Owned Subsidiary or (ii) in a transfer, conveyance, lease, sale or other disposition of all the Capital Stock of such Restricted Subsidiary owned by Holding or another Restricted Subsidiary; provided, that in connection with any such transfer, conveyance, lease, sale or other disposition of Capital Stock, Holding or any such Restricted Subsidiary complies with Section 4.10; provided, further that the foregoing shall not restrict (a) any Lien on Capital Stock of a Restricted Subsidiary that is not otherwise prohibited under the Indenture or
(b) any transfer, sale or other disposition of Capital Stock pursuant to a foreclosure of any such Lien or similar exercise of remedies in respect thereof.


                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation or Sale of Assets.

     Holding shall not consolidate or merge with or into (whether or not Holding is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) Holding is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holding) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than Holding) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Holding under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately prior to and immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Holding with or into a Wholly Owned Subsidiary of Holding, Holding or the entity or Person formed by or surviving any such consolidation or merger (if other than Holding), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

     For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Holding, which properties and assets, if held by Holding instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Holding on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holding. Clause (iv) of the foregoing paragraph will not prohibit (a) a merger between Holding and a Wholly Owned Subsidiary of Holding or (b) a merger between Holding and an Affiliate incorporated solely for the purpose of reincorporating Holding in another State of the United States so long as, in the case of each of clause (a) and (b), the amount of Indebtedness of Holding and its Restricted Subsidiaries is not increased thereby.

Section 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holding in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Holding is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Holding" shall refer instead to the successor corporation and not to Holding), and shall exercise every right and power of Holding under this Indenture with the same effect as if such successor Person had been named as Holding herein and thereafter the predecessor company shall be discharged from all obligations and covenants under this Indenture and the Notes; provided, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any person other than Holding and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor company that does not meet the requirements of Section 5.01, the predecessor company shall not be released or discharged from the obligation to pay the principal of or interest and Liquidated Damages, if any, on the Notes.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     Each of the following constitutes an "Event of Default":

     (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

     (ii) default in payment when due of the principal of or premium, if any, on the Notes;

     (iii) failure by Holding or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.13;

     (iv) failure by Holding or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of its other agreements in this Indenture or the Notes;

     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holding or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holding or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a

            Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or (b);

     (vi) failure by Holding or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and credit worthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

     (vii) Holding or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (a)  commences a voluntary case,

            (b) consents to the entry of an order for relief against it in an involuntary case,

            (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (d)  makes a general assignment for the benefit of its creditors, or

            (e)  generally is not paying its debts as they become due; or

     (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a) is for relief against Holding or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

            (b) appoints a Custodian of Holding or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Holding or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

            (c) orders the liquidation of Holding or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

            and the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.  Acceleration.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default as described in clause (vii) or (viii) of Section 6.01 hereof, all outstanding Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Notes, all principal of and accrued interest and Liquidated Damages, if any, on (if on or after April 15, 2003), or Accreted Value of and Liquidated Damages, if any, on (if prior to April 15, 2003), the Notes shall be due and payable immediately. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (y) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (z) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Holding is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and Holding is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.04.  Waiver of Defaults.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes, which shall require the consent of all of the Holders of the Notes then outstanding.

Section 6.05.  Control by Majority.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such

Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Section 6.06.  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from Holding;

     (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holding (or any other obligor on the Notes) for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Holding (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

          Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

          Fourth: to Holding or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, Holding, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holding. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holding shall be sufficient if signed by an Officer of Holding.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of Holding's covenants in
          Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Liquidated Damages) or 6.01(b), or (ii) any Default or Event of Default of which a Responsible Office of the Trustee shall have received written notification or obtained actual knowledge.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with Holding or any Affiliate of Holding with the same rights it would have if it were not Trustee. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Holding are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Holding's use of the proceeds from the Notes or any money paid to Holding or upon Holding's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment on any Note pursuant to
Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Holding and filed with the Commission and each stock exchange on which Holding has informed the Trustee in writing the Notes are listed in accordance with TIA (S) 313(d). Holding shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07.  Compensation and Indemnity.

     Holding shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holding shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. Holding need not reimburse any expense incurred by the Trustee or any of its agents or counsel through the wilful misconduct, negligence or bad faith of the Trustee or any such agent or counsel.

     Holding shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Holding (including this Section 7.07) and defending itself against any claim (whether asserted by Holding or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith. The Trustee shall notify Holding promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holding shall not relieve Holding of its obligations hereunder, except to the extent such failure shall have materially prejudiced Holding. Holding shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holding shall pay the reasonable fees and expenses of such counsel. Holding need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of Holding under this Section 7.07 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure Holding's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Holding. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Holding in writing. Holding may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holding shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Holding.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holding, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holding. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Holding's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, is authorized under such laws to exercise corporate trustee power, and is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Holding are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Holding.

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     Holding may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Notes then outstanding upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

     Upon Holding's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Holding shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes then outstanding on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that Holding shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of Holding's other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Holding, shall, subject to Section 8.07, execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal amount at maturity, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to in Section 8.04(a); (b) Holding's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 4.02 and 4.03 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee and Holding's obligations in connection therewith; and
(d) the provisions of this Section 8.02.

Section 8.03.  Covenant Defeasance.

     Upon Holding's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Holding shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 5 and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Holding or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Holding's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), 6.01(iv) (with respect to the covenants specified in the first sentence hereof) and 6.01(v) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or Section 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) Holding must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity or Accreted Value (as applicable) of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Holding must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of Legal Defeasance, Holding shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holding has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of Covenant Defeasance, Holding shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the financing of amounts to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which Holding or any of its Subsidiaries is a party or by which Holding or any of its Subsidiaries is bound;

     (f) Holding shall have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision), after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) Holding shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holding with the intent of preferring the Holders of Notes over the other creditors of Holding with the intent of defeating, hindering, delaying or defrauding creditors of Holding or others; and

     (h) Holding shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the then outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Holding or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes but such money need not be segregated from other funds except to the extent required by law.

     Holding shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Holding from time to time at Holding's written request and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Holding.

     Any money deposited with the Trustee or any Paying Agent, or then held by Holding, in trust for the payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, or Liquidated Damages, if any, have become due and payable shall be paid to Holding on its written request or (if then held by Holding) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Holding for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holding as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holding cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to Holding.

Section 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 hereof or
Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of Holding under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof or Section 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be; provided, however, that, if Holding makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, Holding shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of the Notes.

     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, Holding and the Trustee may amend or supplement this Indenture or the Notes:

     (a)  to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of Holding's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
          Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or

     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the written request of Holding accompanied by a resolution of its Board of Directors of Holding authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with Holding in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, this Indenture and the Notes issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes), and subject to Sections 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes).

     Upon the request of Holding accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with Holding in the execution of such amended or supplemental indenture unless such amended or supplemental inden ture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, Holding shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holding to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend or waive compliance in a particular instance by Holding with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Notes or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.13 hereof) or amend or modify the calculation of Accreted Value so as to reduce the amount of Accreted Value of the Notes;

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (e)  make any Note payable in money other than that stated in the Notes;

     (f)  make any change in Section 6.04 or 6.07 hereof;

     (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.13 hereof); or

     (h)  make any change in the amendment and waiver provisions of this Article
          9.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

     Holding may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.05.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Holding in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holding may not sign an amendment or supplemental indenture until its Boards of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon Holding in accordance with its terms.

                                  ARTICLE 10
                                 MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 10.02. Notices.

     Any notice or communication by Holding or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), tele copier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to Holding:

          Advance Holding Corporation
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: 540.561.1699
          Attention: Chief Financial Officer

     If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street, 25th Floor
          New York, New York 10036-1532
          Telecopier No.: 212.852.1626
          Attention:  Corporate Trust Department

     Holding or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, or notice or communication, however, shall not be effective unless, in the case of the Trustee, actually received.

     If Holding mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03. Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Holding, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 10.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by Holding to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), Holding shall furnish to the Trustee upon request:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Any certificate or opinion of an Officer of Holding may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Holding stating that the information with respect to such factual matters is in the possession of Holding, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Holding or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 10.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

     No director, officer, employee, incorporator or stockholder of Holding, as such, shall have any liability for any obligations of Holding under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.08. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 10.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holding or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10. Successors.

     All agreements of Holding in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 10.11. Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14. Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Holders of the Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture or the Securities.


                    [Signatures commence on following page]

                                   SIGNATURES



Dated as of April 15, 1998



                              ADVANCE HOLDING CORPORATION



                              By: /s/ J. O'Neil Leftwich
                                  -----------------------------------------
                                   Name: J. O'Neil Leftwich
                                   Title: Senior Vice President and Chief
                                          Financial Officer, Secretary and
                                          Treasurer


UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee



By: /s/ Louis P. Young
   ---------------------------------
    Name: Louis P. Young
    Title:  Trustee

                                  Exhibit A-1
                                  -----------
                                 (Face of Note)

                  12.875% Senior Discount Debentures due 2009


No. ___                                                       $[_______________]
CUSIP NO. [______]


                          ADVANCE HOLDING CORPORATION


promises to pay to _________________ or registered assigns, the principal sum of ___________ Dollars ($___________) on April 15, 2009.


                Interest Payment Dates: April 15 and October 15

                      Record Dates:  April 1 and October 1

              Cash payments of interest commence: October 15, 2003
                              ADVANCE HOLDING CORPORATION




                              By:______________________________
                                   Name:
                                   Title:


This is one of the 12.875% Senior Discount Debentures referred to in the within-mentioned Indenture:


Dated:  ____________________

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:__________________________________
    Authorized Signatory


                                     A-1-1

                                 (Back of Note)
                       12.875% Senior Discount Debentures
                                    due 2009

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]/1/

               [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HOLDING OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A



----------------------------
/1/ This paragraph should be included only if the Note is issued in global form.

                                     A-1-2

     PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
     NOTE IN VIOLATION OF THE FOREGOING.]/2/

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $535.86, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1,236.64, THE ISSUE DATE IS APRIL 15, 1998 AND THE YIELD TO MATURITY IS 12.875% PER ANNUM.










---------------------
/2/ This paragraph should be removed upon the exchange of Senior Discount Debentures for New Senior Discount Debentures in the Exchange Offer or upon the registration of the Senior Discount Debentures pursuant to the terms of the Registration Rights Agreement.


                                     A-1-3

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. If all of the Notes issuable under the Indenture are issued, such Notes will accrete in value in the manner specified in the Indenture to an aggregate principal amount of $112,000,000 by April 15, 2003. The principal amount at Stated Maturity of this Note is set forth on the face hereof. Advance Holding Corporation or its successor ("Holding"), promises to pay interest as and to the extent provided below in this paragraph 1 on the principal amount of this Note at the rate of 12.875% per annum, commencing to accrue on April 15, 2003, and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Holding will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 15 and October 15, commencing on October 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2003; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from April 15, 2003. Holding shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (or Accreted Value, if applicable) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. Holding will pay interest on the Notes and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, provided that defaulted interest shall be paid in accordance with Section 2.12 of the Indenture. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of Holding maintained for such purpose within or without the City and State of New York, or, at the option of Holding, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. Holding may change any Paying Agent or Registrar without notice to any Holder. Holding or any of its Subsidiaries may act in any such capacity.

                                     A-1-4

     4. Indenture. Holding issued the Notes under an Indenture dated as of April 15, 1998 ("Indenture") between Holding and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of Holding limited to $112 million in aggregate principal amount at maturity.

     5. Optional Redemption.

               Except as set forth in the next paragraph, the Notes shall not be redeemable at Holding's option prior to April 15, 2003. Thereafter, the Notes shall be subject to redemption at any time at the option of Holding, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:



          YEAR                                             PERCENTAGE
          ----                                             ----------
          2003........................................     106.438%
          2004........................................     104.292%
          2005........................................     102.146%
          2006 and thereafter.........................     100.000%

               Notwithstanding the foregoing, at any time on or prior to April 15, 2001, Holding may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the principal amount at maturity of the Notes originally issued at a redemption price equal to 112.875% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that, in each case, at least 65% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

6.   Mandatory Redemption.

               Except as set forth in paragraph 7 below, Holding shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.   Repurchase at Option of Holder.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require Holding to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof at maturity plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase or, in the case of repurchases prior to April 15, 2003 at a purchase price equal to 101% of the Accreted Value thereof on the

                                     A-1-5
     date of purchase plus accrued and unpaid Liquidated Damages, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, Holding will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

     (b) In connection with any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Holding will be required to make an offer to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon on the date of purchase (if such date of purchase is prior to April 15, 2003) or 100% of the principal amount thereof at maturity plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date of purchase is on or after April 15, 2003), in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount at maturity of (or Accreted Value, as the case may be) and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holding or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount at maturity (or Accreted Value, as the case may be) of the Notes and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from Holding prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

8. Notice of Redemption or Repurchase. Notice of redemption or repurchase shall be mailed at least 30 days but not more than 60 days before the redemption date or the repurchase date to each Holder whose Notes are to be redeemed or repurchased at its registered address. Notes in denominations larger than $1,000 may be redeemed or repurchased in part but only in whole multiples of $1,000 principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed or repurchase. On and after the redemption date or repurchase date, as the case may be, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption or repurchase, as the case may be, or the Notes will cease to accrete in value, if applicable, unless Holding defaults in making the redemption payment or repurchase payment, as the case may be.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holding may require a Holder to

                                     A-1-6
     pay any taxes and fees required by law or permitted by the Indenture. Holding need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to the following paragraphs and to the provisions of the Indenture, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes).

     Without the consent of any Holder of Notes, Holding and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Holding's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the Notes.

12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by Holding or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described in Sections 4.07, 4.09,
     4.10 and 4.13 of the Indenture; (iv) failure by Holding or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holding or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holding or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the

                                     A-1-7
     principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or (b); (vi) failure by Holding or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to Holding or any of its Significant Subsidiaries.

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holding, all outstanding Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Notes, all principal of and accrued and unpaid interest and Liquidated Damages, if any, on (if on or after April 15, 2003), or Accreted Value of and Liquidated Damages, if any, on (if prior to April 15, 2003), the Notes shall be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

13. Trustee Dealings with Holding. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holding or its Affiliates, and may otherwise deal with Holding or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of Holding, as such, shall have any liability for any obligations of Holding under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


                                     A-1-8

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among Holding and the Initial Purchasers (the "Registration Rights Agreement").

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holding has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          Holding shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Advance Holding Corporation
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: 540.561.1699
          Attention: Chief Financial Officer

                                     A-1-9

                                Assignment Form


   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint ________________________________________________________
to transfer this Note on the books of Holding. The agent may substitute another to act for him.

________________________________________________________________________________

Date: __________________

                                  Your Signature: ______________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                  Signature Guarantee:



                                    A-1-10

                       Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by Holding pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

          [_] Section 4.10    [_] Section 4.13



          If you want to elect to have only part of the Note purchased by Holding pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount at maturity which you elect to have purchased (which must be $1,000 at Stated Maturity or integral multiples thereof): $___________


Date: __________________                Your Signature: ________________________
                                              (Sign exactly as your name appears
                                              on the Note)

                              Tax Identification No.:____________________


                              Signature Guarantee.



                                    A-1-11

                       SCHEDULE OF EXCHANGES OF NOTES/3/


THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN
MADE:



------------------------------------------------------------------------------------------------------------------------------------


                                                                              Principal Amount of this       Signature of
                        Amount of decrease in       Amount of increase in     Global Note following           authorized
                       Principal Amount of this    Principal Amount of this      such decrease (or        officer of Trustee or
Date of Exchange            Global Note                 Global Note                  increase)               Note Custodian

------------------------------------------------------------------------------------------------------------------------------------








-------------------------
/3/  This should be included only if the Note is issued in global form.



                                    A-1-12

                                  Exhibit A-2
                                  -----------
                  (Face of Regulation S Temporary Global Note)

                  12.875% Senior Discount Debentures due 2009


No.                                                          $[_______________]
CUSIP NO. [___]


                          ADVANCE HOLDING CORPORATION



promises to pay to _________________ or registered assigns, the principal sum of ___________ Dollars ($___________) on April 15, 2009.


                Interest Payment Dates: April 15 and October 15

                      Record Dates:  April 1 and October 1

              Cash payments of interest commence: October 15, 2003

                              ADVANCE HOLDING CORPORATION



                              By:______________________________
                                  Name:
                                  Title:


This is one of the 12.875% Senior Discount Debentures referred to in the within-mentioned Indenture:


Dated:  ____________________

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:__________________________________
    Authorized Signatory


                                     A-2-1

                  (Back of Regulation S Temporary Global Note)
                  12.875% Senior Discount Debentures due 2009

          [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN]./1/


               [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HOLDING OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO HOLDING) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF



-----------------------------
/1/ This paragraph should be included only if the Note is issued in global form.

                                     A-2-2

     THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]/2/

     [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

     NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S PERMANENT GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE.]

     Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest or Liquidated Damages, if any, hereon although interest and Liquidated Damages, if any, will continue to accrue; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Principal and Interest. If all of the Notes issuable under the Indenture are issued, such Notes will accrete in value in the manner specified in the Indenture to an aggregate principal amount of $112,000,000 by April 15, 2003. The principal amount at Stated Maturity of this Note is set forth on the face hereof. Advance Holding Corporation or its successor ("Holding"), promises to pay interest as and to the extent provided below in this paragraph 1 on the principal amount of this Note at the rate of 12.875% per annum commencing to accrue on April 15, 2003 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below.





-------------------
/2/ This paragraph should be removed upon the exchange of Notes for Exchange Senior Discount Notes in the Exchange Offer or upon the registration of the Notes pursuant to the terms of the Registration Rights Agreement.


                                     A-2-3

        Holding will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on April 15 and October 15, commencing on October 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2003; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from April 15, 2003. Holding shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (or Accreted Value, if applicable) at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including, to the extent permitted by applicable law, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. Holding will pay interest on the Notes and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, provided that defaulted interest shall be paid in accordance with
     Section 2.12 of the Indenture. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of Holding maintained for such purpose within or without the City and State of New York, or, at the option of Holding, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. Holding may change any Paying Agent or Registrar without notice to any Holder. Holding or any of its Subsidiaries may act in any such capacity.

4. Indenture. Holding issued the Notes under an Indenture dated as of April 15, 1998 ("Indenture") between Holding and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of Holding limited to $112 million in aggregate principal amount at maturity.

                                     A-2-4

     5. Optional Redemption.

               Except as set forth in the next paragraph, the Notes shall not be redeemable at Holding's option prior to April 15, 2003. Thereafter, the Notes shall be subject to redemption at the option of Holding, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:


          YEAR                                            PERCENTAGE
          ----                                            ----------
          2003..........................................   106.438%
          2004..........................................   104.292%
          2005..........................................   102.146%
          2006 and thereafter...........................   100.000%

               Notwithstanding the foregoing, at any time prior to April 15, 2001, Holding may (but shall not have the obligation to) redeem, on one or more occasions, up to an aggregate of 35% of the principal amount at maturity of the Notes originally issued at a redemption price of 112.875% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided that, in each case, at least 65% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

6.   Mandatory Redemption.

               Except as set forth in paragraph 7 below, Holding shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.   Repurchase at Option of Holder.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require Holding to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof at maturity plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase or, in the case of repurchases prior to April 15, 2003 at a purchase price equal to 101% of the Accreted Value thereof plus Liquidated Damages, if any, on the date of purchase plus accrued and unpaid Liquidated Damages, if any, thereon to the date of repurchase. Within 30 days following any Change of Control, Holding will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

     (b) In connection with any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Holding will be required to make an offer to all Holders of Notes


                                     A-2-5
     and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages, if any, thereon on the date of purchase (if such purchase is prior to April 15, 2003) or 100% of the principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date is on or after April 15, 2003), in each case, in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount at maturity of (or Accreted Value, as the case may be) and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holding or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount at maturity (or Accreted Value, as the case may be) of the Notes and any such Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from Holding prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

8. Notice of Redemption or Repurchase. Notice of redemption or repurchase shall be mailed at least 30 days but not more than 60 days before the redemption date or the repurchase date to each Holder whose Notes are to be redeemed or repurchased at its registered address. Notes in denominations larger than $1,000 may be redeemed or repurchased in part but only in whole multiples of $1,000 principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed or repurchased. On and after the redemption date or repurchase date, as the case may be, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption or repurchase, as the case may be, or the Notes will cease to accrete in value, if applicable, unless Holding defaults in making the redemption payment or repurchase payment, as the case may be.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holding may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holding need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


                                     A-2-6

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to the following paragraphs and to the provisions of the Indenture, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection a purchase of, or with a tender offer or exchange offer for, Notes).

     Without the consent of any Holder of Notes, Holding and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Holding's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the Notes.

12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by Holding or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or at least 25% in aggregate principal amount of the Notes then outstanding to comply with the provisions described in Sections 4.07, 4.09,
     4.10 and 4.13 of the Indenture; (iv) failure by Holding or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holding or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holding or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more in the case of clause (a) or (b); (vi) failure by Holding or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60


                                     A-2-7
     days; and (vii) certain events of bankruptcy or insolvency with respect to Holding or any of its Significant Subsidiaries.

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holding, all outstanding Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Notes, all principal of and accrued interest and Liquidated Damages, if any, on (if on or after April 15, 2003), or Accreted Value of and Liquidated Damages, if any, on (if April 15, 2003), the Notes shall be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

13. Trustee Dealings with Holding. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holding or its Affiliates, and may otherwise deal with Holding or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, of Holding, as such, shall have any liability for any obligations of Holding under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                     A-2-8

17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among Holding and the Initial Purchasers (the "Registration Rights Agreement").

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holding has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                     A-2-9

          Holding shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Advance Holding Corporation
          5673 Airport Road
          Roanoke, Virginia 24012
          Telecopier: 540.561.1699
          Attention: Chief Financial Officer


                                    A-2-10

                                  Exhibit B-1
                                  -----------

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (Pursuant to Section 2.06(a)(1) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



      Re: 12.875% Senior Discount Debentures due 2009 of Advance Holding
          Corporation

      Reference is hereby made to the Indenture, dated as of April 15, 1998 (the "Indenture") between Holding and United States Trust Company of New York as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $ _______________ principal amount at maturity of Notes which are evidenced by one or more Rule 144A Global Notes and held with the Depositary in the name of ________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

      In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

 (1) The offer of the Notes was not made to a person in the United States;

 (2) either:

     (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;

     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

     (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; or


                                     B-1-1

     (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

   Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

   This certificate and the statements contained herein are made for your benefit and the benefit of Holding and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                              [Insert Name of Transferor]


                              By:  __________________________
                              Name:
                              Title:

Dated:

cc:  Advance Holding Corporation
     Donaldson, Lufkin & Jenrette Securities Corporation
     Chase Securities Inc.

                                     B-1-2

                                  Exhibit B-2
                                  -----------

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



     Re: 12.875% Senior Discount Debentures due 2009 of Advance Holding
         Corporation

     Reference is hereby made to the Indenture, dated as of April 15, 1998 (the "Indenture") between Holding and United States Trust Company of New York as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $_________ principal amount at maturity of Notes which are evidenced by one or more Regulation S Global Notes and held with the Depositary through Euroclear or Cedel in the name of ______________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of the Notes evidenced by one or more Rule 144A Global Notes, to be held with the Depositary.

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

[_] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[_] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which

                                     B-2-1
     certification is supported by (x) if such transfer is in respect of a principal amount at maturity of Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit C
                                                                      ---------
     to the Indenture, or (y) if such Transfer is in respect of a principal amount at maturity of Notes at the time of transfer of less than $250,000,
     (1) a certificate executed in the form of Exhibit C to the Indenture and
                                               ---------
     (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and
     (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[_] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to Holding and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.


                                     B-2-2

     This certificate and the statements contained herein are made for your benefit and the benefit of Holding and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., collectively the initial purchasers of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]


                              By: __________________________________
                              Name:
                              Title:

Dated: ________________


cc:  Advance Holding Corporation
     Donaldson, Lufkin & Jenrette Securities Corporation
     Chase Securities Inc.

                                     B-2-3

                                  Exhibit B-3
                                  -----------

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                    OF DEFINITIVE SENIOR DISCOUNT DEBENTURES
                 (Pursuant to Section 2.06(b) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



     Re: 12.875% Senior Discount Debentures due 2009 of Advance Holding
         Corporation

     Reference is hereby made to the Indenture, dated as of April 15, 1998 (the "Indenture") between Holding and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This relates to $ ___________ principal amount at maturity of Notes which are evidenced by one or more Definitive Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Definitive Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

[_] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

[_]  the Surrendered Notes are being transferred to Holding;

                                       or

[_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

                                     B-3-1

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 at maturity or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (y) if such
                               ---------
     Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000 at maturity, (1) a certificate executed in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel
                 ---------
     provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Surrendered Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to Holding and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                                     B-3-2

     This certificate and the statements contained herein are made for your benefit and the benefit of Holding, Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., the initial purchasers of such Surrendered Notes. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]


                              By: ________________________________
                              Name:
                              Title:
Dated: ________________

cc:  Advance Holding Corporation
     Donaldson, Lufkin & Jenrette Securities Corporation
     Chase Securities Inc.


                                     B-3-3

                                  Exhibit B-4
                                  -----------

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                  FROM RULE 144A GLOBAL NOTE OR REGULATION S
                             PERMANENT GLOBAL NOTE
                      TO DEFINITIVE SENIOR DISCOUNT NOTE
                (Pursuant to Section 2.06(c) of the Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



     Re: 12.875% Senior Discount Debentures due 2009 of Advance Holding
         Corporation

     Reference is hereby made to the Indenture, dated as of April 15, 1998 (the "Indenture") between Holding and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $__________ principal amount at maturity of Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Notes or Regulation S Permanent Global Notes in the name of ____________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes, to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

[_] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

[_] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                       or


                                     B-4-1

[_] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] the Surrendered Notes are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 at maturity or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (y) if such
                               ---------
     Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000 at maturity, (1) a certificate executed in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel
                 ---------
     provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Surrendered Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to Holding and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.


                                     B-4-2

     This certificate and the statements contained herein are made for your benefit and the benefit of Holding, Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. the initial purchasers of Surrendered Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]


                              By: ______________________________
                              Name:
                              Title:

Dated: ________________

cc:  Advance Holding Corporation
     Donaldson, Lufkin & Jenrette Securities Corporation
     Chase Securities Inc.


                                     B-4-3

                                   Exhibit C
                                   ---------

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



     Re: 12.875% Senior Discount Debentures due 2009 of Advance Holding
         Corporation

     Reference is hereby made to the Indenture, dated as of April 15, 1998 (the "Indenture") between Holding and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $__________ aggregate principal amount of:

     (a)  [_]  Beneficial interests, or


     (b)  [_]  Definitive Notes,


we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein,
(A) we will do so only (1)(a) to a person who we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of the Securities Act, or (d) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel), (2) to Holding or any of its subsidiaries or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) we will, and each subsequent holder will be required to, notify any purchaser from it of the security evidenced hereby of the resale restrictions set forth in (A) above."

          3. We understand that, on any proposed resale of the Notes or beneficial interests, we will be required to furnish to you and Holding such certifications, legal opinions and other information as you and Holding may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interests therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any State of the United States.

          You and Holding are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    ______________________________
                                    [Insert Name of Accredited
                                    Investor]

                                    By:___________________________
                                       Name:
                                       Title:


Dated: ______________, ____